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                                                                       EXHIBIT 5

                              TROUTMAN SANDERS LLP
                           600 PEACHTREE STREET, N.E.
                         SUITE 5200, NATIONSBANK PLAZA
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3000

                                                              September 24, 1996

Healthdyne Information Enterprises, Inc.
1850 Parkway Place
Suite 1100
Marietta, Georgia 30067

Gentlemen:

     We have examined a copy of the registration statement on Form S-1 being filed by Healthdyne Information Enterprises, Inc. (the "Company") with the Securities and Exchange Commission on the date of this letter (such registration statement being herein referred to as the "Registration Statement"), relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of a maximum of 3,162,500 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (together with associated preferred stock purchase rights, the "Common Stock"). The Shares are proposed to be sold pursuant to an underwriting agreement with respect thereto, which, in substantially the form filed as Exhibit 1 to the Registration Statement, is hereinafter referred to as the "Underwriting Agreement." In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

     Subject to (i) the Underwriting Agreement being entered into by the proper parties in substantially the form thereof filed as an exhibit to the Registration Statement, (ii) the Shares being issued and sold for value as contemplated by the terms of such Underwriting Agreement, (iii) compliance with the pertinent provisions of the Act and the Securities Exchange Act of 1934, as amended, and (iv) compliance with such securities or "Blue Sky" laws and any non-U.S. laws, in each case of any jurisdiction as may be applicable, we are of the opinion that:

        When certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

     We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States.

     We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement and to the statements made in regard to our firm under the caption "Legal Matters" in the related prospectus.

                                          Very truly yours,

                                          TROUTMAN SANDERS LLP